UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 11, 2003
Date of Report (Date of earliest event reported)

eFunds Corporation

(Exact name of registrant as specified in its charter)

Gainey Center II, Suite 300
8501 North Scottsdale Road
Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 480-629-7700

Commission File Number 0-30791

Delaware	39-1506286
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

Effective December 11, 2003, the Audit Committee of the Board of Directors of eFunds Corporation (the Company) voted to dismiss SR Batliboi and Associates, an Indian accounting firm that is a member of Ernst & Young Global (SR Batliboi), and retain KPMG India Private Limited as independent auditor for iDLX Holdings B.V. The financial statements of iDLX Holdings B.V. as of and for the year ended December 31, 2001 were audited by Arthur Andersen & Associates of India (Arthur Andersen India). During the Company’s two most recent fiscal years and subsequent interim periods there were no disagreements with SR Batliboi or Arthur Andersen India on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of SR Batliboi or Arthur Andersen India would have caused them to make reference to such disagreements in their reports. The Company has requested that SR Batliboi furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from SR Batliboi, dated December 16, 2003, is filed as Exhibit 16.1 to this Form 8-K. Arthur Andersen India ceased operations in 2002.

The reports of Deloitte & Touche LLP (Deloitte), the Company’s principal accountant for the years ended December 31, 2002 and 2001, on the Company’s financial statements did not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

Item 7. Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description	Method of Filing

16.1	Letter from SR Batliboi and Associates to the Securities and Exchange Commission dated December 16, 2003	Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation (Registrant)

Date: December 17, 2003	/s/ Paul F. Walsh
Chief Executive Officer and Chairman
(Principal Executive Officer)

INDEX TO EXHIBITS

Exhibit Number	Description	Page No.

16.1	Letter from SR Batliboi and Associates to the Securities and Exchange Commission dated December 16, 2003